Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-1 of Pasqal Holding SA (formerly named Bleichroeder Acquisition France Merger Sub 2) of our report dated May 26, 2026, relating to the financial statements of Pasqal SAS and its subsidiaries, which appears in this Registration Statement. We also consent to the reference to us under the heading “Statement by Experts” in such Form F-1.

/s/ PricewaterhouseCoopers Audit

Neuilly-sur-Seine, France

October 2, 2026